UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 11, 2005

                             1-800-FLOWERS.COM, INC.

             (Exact name of registrant as specified in its charter)



          Delaware                    0-26841                       11-3117311
(State of incorporation)      (Commission File Number)         (IRS Employer
                                                             Identification No.)



               1600 Stewart Avenue                  11590
                  Westbury, NY
    (Address of principal executive offices)     (Zip Code)


                                 (516) 237-6000

              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:


     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01 OTHER EVENTS

     1-800-FLOWERS.COM, INC. today announced that it has signed a definitive merger agreement (the "Agreement") under which it will acquire all of the stock of Cheryl & Co. in an all-cash purchase valued at approximately $40 million. The Agreement is subject to a final vote of Cheryl & Co. shareholders and is expected to close by March 31, 2005. In Cheryl & Co.'s fiscal year 2004 (ended January 2005), Cheryl & Co. recorded revenues of approximately $33 million and EBITDA of approximately $4.9 million.

Item 9.01. Financial Statements and Exhibits.


     (c) Exhibits


The following exhibits are furnished with this Form 8-K:


99.1 Press Release dated March 11, 2005: 1-800-FLOWERS.COM, Inc.
To Acquire Cheryl & Co., A Leading Multi-Channel Retailer of Cookies and Other Baked Goods.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



            1-800-FLOWERS.COM, Inc.

By:       /s/ William E. Shea
          William E. Shea
          Chief Financial Officer, Senior Vice-President
          Finance and Administration



Date: March 11, 2005